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                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.   20549

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                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) March 23, 1998 (March
23, 1998)                                             ---------------------
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                          KRANZCO REALTY TRUST
           (Exact Name of Registrant as Specified in Charter)


         Maryland                  1-11478              23-2691327
(State or Other Jurisdiction     (Commission           (IRS Employer
     of Incorporation)          File Number)        Identification No.)


    128 Fayette Street, Conshohocken, Pennsylvania   19428
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       (Address of Principal Executive Offices)   (Zip Code)


    Registrant's telephone number, including area code (610) 941-9292
                                                       --------------

      (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events

     Kranzco Realty Trust (NYSE:KRT) ("Kranzco"), a Maryland real estate investment trust, and New America Network, Inc., which conducts business under the name New America International "NAI", the nation's largest privately held affiliation of commercial real estate brokerage and related services firms, have executed a letter of intent to enter into a strategic alliance that will recapitalize NAI as a public company, of which Kranzco will own 9.8 percent. The alliance also provides for a long-term cooperative agreement under which the two companies will collaborate in developing new opportunities and revenue streams for each other from real estate brokerage and related services, but will otherwise remain independent.

     NAI's recapitalization will occur in two stages. First, Kranzco will conduct an exchange offer for 80 percent of the outstanding common stock, par value $.01 per share (the "Common Stock"), of NAI. In exchange for the Common Stock, Kranzco will issue convertible subordinated notes, which are convertible into common shares of beneficial interest of Kranzco.

     In the second stage, Kranzco will spin off approximately 88 percent of its shares of NAI Common Stock, estimated to be approximately 12 million shares, or 70.2 percent of all outstanding shares of NAI, to Kranzco's shareholders on a one-for-one basis. In conjunction with the spinoff, NAI will issue rights to all of its then shareholders on a one-for-one basis, exercisable for 30 days, to acquire additional shares of Common Stock.

     Upon completion of the recapitalization, Kranzco will own approximately 9.8 percent of the shares of NAI, Kranzco shareholders will own approximately 70.2 percent and the current stockholders of NAI will own approximately 20 percent. NAI intends to apply to list its common shares on NASDAQ or the OTC Bulletin Board.

     Upon completion of the exchange offer, the board of directors of NAI will be reconstituted to include seven members representing both Kranzco and NAI. Norman M. Kranzdorf will serve as chairman, but management at NAI is expected to remain unchanged under the direction of Gerald Finn,
Chief Executive Officer and Jeffrey Finn, Chief Operating Officer.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 23, 1998

                                   KRANZCO REALTY TRUST


                                   By:  /s/ Norman M. Kranzdorf
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                                       Norman M. Kranzdorf
                                       President and
                                       Chief Executive Officer